EXHIBIT (a)(1)(ii)

MULTIMEDIA GAMES, INC.

LETTER OF TRANSMITTAL

FOR TENDER OF

UP TO $25,000,000 IN VALUE OF ITS COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

AT A PURCHASE PRICE NOT GREATER THAN $13.50

NOR LESS THAN $12.25 PER SHARE

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE

AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 10, 2007,

UNLESS THE TENDER OFFER IS EXTENDED.

The Depositary for the tender offer is:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, New York 10038

DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

The Instructions contained herein should be read carefully before this Letter of Transmittal is completed.

DESCRIPTION OF SHARES TENDERED (See Instructions 3 and 4)
Name(s) and address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Shares Tendered Attach Additional Signed List if Necessary
	Certificate Number(s)*	Total Number of Shares Represented by Certificate(s)*	Number of Shares Tendered**

Total Shares
Indicate in this box the order (by certificate number) in which shares are to be purchased in event of proration. *** Attach additional signed schedule if necessary. See Instruction 10.

1st	2nd	3rd	4th	5th

    *    DOES NOT need to be completed by stockholders tendering shares by book-entry transfer.

  **    Unless otherwise indicated, it will be assumed that all shares evidenced by each certificate delivered to the Depositary are being tendered hereby.

***    If you do not designate an order, in the event less than all shares tendered are purchased due to proration, shares will be selected for purchase by the Depositary. See Instruction 10.

List above the certificate numbers and number of shares to which this Letter of Transmittal relates. If the space provided above is inadequate, list the certificate numbers tendered on a separately executed and signed schedule and affix the schedule to this Letter of Transmittal. The names and addresses of the holders should be printed exactly as they appear on the certificates representing the shares tendered hereby. The shares that the undersigned wishes to tender should be indicated in the appropriate boxes.

This Letter of Transmittal (this “Letter of Transmittal”) is to be used only if (a) certificates for shares are to be forwarded herewith, or (b) a tender of shares is being made concurrently by book-entry transfer to the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to Section 3 of the Offer to Purchase. See Instruction 2. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Offer to Purchase, dated June 8, 2007 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”).

Your attention is directed in particular to the following:

1. If you want to retain your shares, you do not need to take any action.

2. If you want to participate in the tender offer and wish to maximize the chance of having Multimedia accept for exchange all of the shares you are tendering hereby, you should check the box in the section captioned “Shares Tendered at Price Determined Under the Tender Offer” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

3. If you wish to select a specific price at which you will be tendering your shares, you should select one of the boxes in the section captioned “Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below and complete the other portions of this Letter of Transmittal as appropriate.

THE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

Your bank or broker can assist you in completing this form. The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance may be directed to the Dealer Manager or Information Agent and requests for additional copies of the Offer to Purchase and this Letter of Transmittal may be directed to the Information Agent, whose respective addresses and telephone numbers appear at the end of this Letter of Transmittal. See Instruction 13.

METHOD OF DELIVERY

☐	CHECK HERE IF CERTIFICATES FOR TENDERED SHARES ARE ENCLOSED HEREWITH.

BOOK-ENTRY

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE DEPOSITARY TRUST COMPANY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

If the tendered shares are being tendered on behalf of customers, please state the number of customer accounts for whose benefit the tender is made:

LOST OR DESTROYED CERTIFICATE(S)

If any certificate representing shares has been lost, destroyed or stolen, the shareholder should promptly notify the Depositary. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed. SHAREHOLDERS ARE REQUESTED TO CONTACT THE DEPOSITARY IMMEDIATELY IN ORDER TO PERMIT TIMELY PROCESSING OF THIS DOCUMENTATION. SEE INSTRUCTION 16.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

(SEE INSTRUCTION 5)

(1) SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by Shareholder,” the undersigned hereby tenders shares at the purchase price, as the same shall be determined by Multimedia in accordance with the terms of the tender offer.

☐ I want to maximize the chance of having Multimedia accept for purchase all of the shares that I am tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes below, I hereby tender shares at, and am willing to accept, the purchase price determined by Multimedia in accordance with the terms of the tender offer and resulting from the tender offer process. This action may have the effect of lowering the purchase price and could result in receiving a price per share as low as $12.25 per share. On May 25, 2007, the last full trading day prior to announcement of the tender offer, the last reported sale price of our common stock on the Nasdaq Global Select Market was $11.87. On June 7, 2007, the last full trading day prior to commencement of the tender offer, the last reported sale price of our shares was $12.36 per share. The lower end of the price range for the tender offer is below the current market price for the shares. Shareholders are recommended to obtain current market quotations for the common stock.

(2) SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned hereby tenders shares at the purchase price checked. This action could result in none of the shares being purchased if the purchase price determined by Multimedia for the shares is less than the purchase price checked below. A shareholder who desires to tender shares at more than one purchase price must complete a separate Letter of Transmittal for each price at which shares are tendered. The same shares cannot be tendered, unless previously properly withdrawn as provided in Section 4 of the Offer to Purchase, at more than one purchase price.

☐ $12.25	☐ $13.05	☐ $13.50
☐ $12.35	☐ $13.15
☐ $12.45	☐ $13.25
☐ $12.55	☐ $13.35
☐ $12.65	☐ $13.45
☐ $12.75
☐ $12.85
☐ $12.95

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS (SEE INSTRUCTION 9)

To be completed ONLY if shares are being tendered by or on behalf of a person owning, beneficially or of record, as of the close of business on June 8, 2007, and who continues to own, beneficially or of record, as of the Expiration Time, an aggregate of fewer than 100 shares. The undersigned either (CHECK ONE BOX):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

In addition, the undersigned is tendering shares either (CHECK ONE BOX):

☐	at the purchase price, as the same will be determined by Multimedia in accordance with the terms of the offer (persons checking this box need not indicate the price per share above); or

☐	at the price per share indicated above in the section captioned “Shares Tendered at Price Determined by Shareholder” in the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” below.

CONDITIONAL TENDER (SEE INSTRUCTION 6)

A shareholder may tender shares subject to the condition that a specified minimum number of the shareholder’s shares tendered pursuant to this Letter of Transmittal must be purchased if any shares tendered are purchased, all as described in the Offer to Purchase, particularly in Section 6 thereof. Unless Multimedia purchases the minimum number of shares indicated below in the tender offer, none of the shares tendered by such shareholder will be purchased. It is the responsibility of the tendering shareholder to calculate that minimum number of shares that must be purchased if any are purchased, and Multimedia urges shareholders to consult their own tax advisors before completing this section. Unless the box below has been checked and a minimum specified, the tender will be deemed unconditional.

☐ MINIMUM NUMBER OF SHARES THAT MUST BE PURCHASED, IF ANY ARE PURCHASED:

                     SHARES.

If, because of proration, the minimum number of shares designated will not be purchased, Multimedia may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked the box below.

☐ THE TENDERED SHARES REPRESENT ALL SHARES HELD BY THE UNDERSIGNED.

NOTE: SIGNATURE MUST BE PROVIDED BELOW PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

To American Stock Transfer & Trust Company:

The undersigned hereby tenders to Multimedia the above-described shares of Multimedia common stock at the price per share indicated in this Letter of Transmittal, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal, which, as amended or supplemented from time to time, together constitute the tender offer. All shares tendered and purchased will include the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of October 12, 1998, by and between Multimedia and Corporate Stock Transfer, as Rights Agent, and, unless the context otherwise requires, all references to shares include the associated preferred share purchase rights.

Subject to and effective on acceptance for payment of the shares tendered hereby in accordance with the terms and subject to the conditions of the tender offer (including, if the tender offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Multimedia all right, title and interest in and to all shares tendered hereby and orders the registration of all such shares if tendered by book-entry transfer that are purchased pursuant to the tender offer to or upon the order of Multimedia and hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Depositary also acts as the agent of Multimedia) with respect to such shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

(a) deliver certificate(s) representing such shares or transfer ownership of such shares on the account books maintained by the Book-Entry Transfer Facility, together, in either such case, with all accompanying evidences of transfer and authenticity, to or upon the order of Multimedia upon receipt by the Depositary, as the undersigned’s agent, of the aggregate purchase price with respect to such shares;

(b) present certificates for such shares for cancellation and transfer on Multimedia’s books; and

(c) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions of the tender offer.

The undersigned hereby covenants, represents and warrants to Multimedia that:

(a) the undersigned understands that tendering of shares under any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the tender offer, including the undersigned’s representation and warranty that (i) the undersigned has a net long position in shares of Multimedia common stock or equivalent securities at least equal to the shares tendered within the meaning of Rule 14e-4 under the Exchange Act, and (ii) such tender of shares complies with Rule 14e-4 under the Exchange Act;

(b) when and to the extent Multimedia accepts the shares for purchase, Multimedia will acquire good, marketable and unencumbered title to them, free and clear of all security interests, liens, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim;

(c) on request, the undersigned will execute and deliver any additional documents deemed by the Depositary or Multimedia to be necessary or desirable to complete the assignment, transfer and purchase of the shares tendered hereby; and

(d) the undersigned agrees to all of the terms of the tender offer.

The name(s) and address(es) of the registered holder(s) should be printed, if they are not already printed above, exactly as they appear on the certificates representing shares tendered hereby. The certificate numbers, the number of shares represented by such certificates, and the number of shares that the undersigned wishes to tender, should be set forth in the appropriate location in the “Description of Shares Tendered” box above. The price at which such shares are being tendered should be indicated by completing the appropriate portions of the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” above.

The undersigned understands that Multimedia will, on the terms and subject to the conditions of the tender offer, determine a single per share purchase price, not greater than $13.50 nor less than $12.25 per share, that it will pay for shares properly tendered and not properly withdrawn prior to the Expiration Time in the tender offer, taking into account the number of shares so tendered and the prices (in multiples of $0.10) specified by tendering shareholders. The undersigned understands that Multimedia will select the lowest purchase price that will allow it to purchase up to $25,000,000 in value of shares, or such lesser amount as is properly tendered and not properly withdrawn, at prices not greater than $13.50 nor less than $12.25 per share, in the tender offer, subject to its right to increase the total number of shares purchased to the extent permitted by law. The undersigned understands that all shares properly tendered prior to the Expiration Time at prices at or below the purchase price and not properly withdrawn will be purchased at the purchase price, net to the seller in cash, without interest, on the terms and subject to the conditions of the tender offer, including its proration provisions, and that Multimedia will return at its expense all other shares, including shares tendered at prices greater than the purchase price and not properly withdrawn prior to the Expiration Time and shares not purchased because of proration.

The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, Multimedia may terminate or amend the tender offer or may postpone the acceptance for payment of, or the payment for, shares tendered or may accept for payment fewer than all of the shares tendered hereby. In such event, the undersigned understands that certificate(s) for any shares delivered herewith but not tendered or not purchased will be returned to the undersigned at the address indicated above. The undersigned recognizes that Multimedia has no obligation under the “Special Payment Instructions” box below to transfer any certificate for shares from the name of its registered holder, or to order the registration or transfer of shares tendered by book-entry transfer, if Multimedia purchases none of the shares represented by such certificate or tendered by such book-entry transfer.

The undersigned understands that acceptance of shares by Multimedia for payment will constitute a binding agreement between the undersigned and Multimedia on the terms and subject to the conditions of the tender offer. The undersigned acknowledges that no interest will be paid on the purchase price for tendered shares regardless of any extension of the tender offer or any delay in making such payment.

The check for the aggregate net purchase price for such of the tendered shares as are purchased by Multimedia will be issued to the order of the undersigned and mailed to the address indicated above unless otherwise indicated under either of the “Special Payment Instructions” or the “Special Delivery Instructions” boxes below.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation or duties of the undersigned under this Letter of Transmittal shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and legal representatives of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE SIGN ON THIS PAGE

(TO BE COMPLETED BY ALL TENDERING SHAREHOLDERS REGARDLESS OF WHETHER SHARES ARE BEING PHYSICALLY DELIVERED HEREWITH)

This Letter of Transmittal must be signed by the registered holder(s) of the shares exactly as their name(s) appear(s) on certificate(s) for the shares or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the shares, or by a person or persons authorized to become a registered holder or registered holders by endorsements and documents transmitted with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to Multimedia of such person’s authority to so act. See Instruction 7.

If the signature appearing below is not of the registered holder(s) of the shares, then the registered holder(s) must sign a proxy, which signature must be guaranteed by an eligible institution. The consent proxy should accompany this Letter of Transmittal.

X

X

(Signature(s) of Registered Holder(s) or Authorized Signatory)

Dated: ______________________, 2007

Name(s):

(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Employer Identification or Social Security Number:

(Complete Accompanying Substitute Form W-9 or Applicable Form W-8)

GUARANTEE OF SIGNATURE(S)

(If Required—See Instructions 1)

Authorized Signature:

Name:

(Please Print)

Name of Eligible Institution:

Title:

Address:

(Include Zip Code)

Daytime Area Code and Telephone Number:

Dated:                                              , 2007

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 4, 7, 8 and 11)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be issued in the name of someone other than the undersigned, or if shares tendered hereby and delivered by book-entry transfer which are not purchased are to be returned by credit to an account at the Book-Entry Transfer Facility other than that designated above.

Issue:

☐  Check        ☐  Certificate(s) to:

(Check as applicable)

Name:

(Please Print)

Address:

(Include Zip Code)

(Social Security Number or Employer Identification Number)

Credit unpurchased shares by book-entry to the DTC account set forth below:

(DTC Account Number)

Number of Account Party:

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4, 7 and 11)

To be completed ONLY if certificates for shares not tendered or not accepted for payment and/or the check for payment of the purchase price of shares accepted for payment are to be sent to someone other than the undersigned, or to the undersigned at an address other than that above.

Mail:

☐  Check        ☐  Certificate(s) to:

(Check as applicable)

Name:

(Please Print)

Address:

(Include Zip Code)

(Social Security Number or Employer Identification Number)

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE TENDER OFFER

1. Guarantee of Signatures.    No signature guarantee is required if either:

(a) this Letter of Transmittal is signed by the registered holder of the shares exactly as the name of the registered holder appears on the certificate, tendered with this Letter of Transmittal, and payment and delivery are to be made directly to such registered holder and such registered holder has not completed either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above; or

(b) such shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Exchange Act, each of the foregoing entities referred to as an “Eligible Institution.”

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. Shareholders may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signatures on these documents also may need to be guaranteed. See Instruction 7.

2. Delivery of Letter of Transmittal and Certificates.    This Letter of Transmittal is to be completed only if certificates for shares are delivered with it to the Depositary or if a tender for shares is being made concurrently pursuant to the procedure for tender by book-entry transfer set forth in Section 3 of the Offer to Purchase. Certificates for all physically tendered shares or confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of shares tendered electronically, together in each case with a properly completed and duly executed Letter of Transmittal, and any other documents required by this Letter of Transmittal, should be mailed or delivered to the Depositary at the appropriate address set forth herein and must be delivered to the Depositary on or before the Expiration Time. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH SUCH BOOK-ENTRY TRANSFER FACILITY’S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES FOR SHARES, IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THERE ARE NO GUARANTEED DELIVERY PROCEDURES ASSOCIATED WITH THE TENDER

Multimedia will not accept any alternative or contingent tenders, nor will it purchase any fractional shares, except as expressly provided in the Offer to Purchase. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender.

3. Inadequate Space.    If the space provided in the box entitled “Description of Shares Tendered” above is inadequate, the certificate numbers and/or the number of shares should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4. Partial Tenders and Unpurchased Shares (Not applicable to shareholders who tender by book-entry transfer).    If fewer than all of the shares evidenced by any certificate are to be tendered, fill in the number of shares that are to be tendered in the column entitled “Number of Shares Tendered” in the box entitled “Description of Shares Tendered” above. In such case, if any tendered shares are purchased, a new certificate for the remainder of the shares (including any shares not purchased) evidenced by the old certificate(s) will be issued and sent to the registered holder(s) thereof, unless otherwise specified in either the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” above, promptly after the Expiration Time. Unless otherwise indicated, all shares represented by the certificate(s) set forth above and delivered to the Depositary will be deemed to have been tendered.

5. Indication of Price at Which Shares are Being Tendered.    For shares to be properly tendered the shareholder MUST complete the box entitled “Price (in Dollars) Per Share at Which Shares are Being Tendered” by either (1) checking the box in the section captioned “Shares Tendered at Price Determined Under the Tender Offer” in order to maximize the chance of having Multimedia purchase all of the shares tendered (subject to the possibility of proration) or (2) checking the box indicating the price per share at which such holder is tendering shares under “Shares Tendered at Price Determined by Shareholder.” Selecting option (1) could result in the shareholder receiving a price per share as low as $12.25. ONLY ONE BOX UNDER (1) OR (2) MAY BE CHECKED. IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES. A shareholder wishing to tender a portion(s) of such shareholder’s share holdings at different prices must complete a separate Letter of Transmittal for each price at which such shareholder wishes to tender each such portion of such shareholder’s shares. To obtain additional copies of this Letter of Transmittal contact the Information Agent at the telephone number and address set forth on the back cover of this Letter of Transmittal. The same shares cannot be tendered more than once, unless previously tendered shares are properly withdrawn as provided in Section 4 of the Offer to Purchase.

6. Conditional Tenders.    As described in Section 3 and Section 6 of the Offer to Purchase, shareholders may condition their tenders on all or a minimum number of their tendered shares being purchased. If Multimedia is to purchase less than all of the shares tendered before the Expiration Time and not properly withdrawn the Depositary will perform a preliminary proration and any shares tendered at or below the purchase price pursuant to a conditional tender for which the condition was not satisfied will automatically be regarded as withdrawn, subject to reinstatement if such conditionally tendered shares are subsequently selected by random lot for purchase subject to Sections 3 and 6 of the Offer to Purchase. CONDITIONAL TENDERS WILL BE SELECTED BY RANDOM LOT ONLY FROM SHAREHOLDERS WHO TENDER ALL OF THEIR SHARES. If conditional tenders would otherwise be so regarded as withdrawn and would cause the total value of shares to be purchased to fall below $25,000,0000 then, to the extent feasible, Multimedia will select enough of such conditional tenders that would otherwise have been so withdrawn to permit Multimedia to purchase $25,000,000 in value of shares. In selecting among such conditional tenders, Multimedia will select by random lot and will limit its purchases in each case to the designated minimum number of shares to be purchased.

All tendered shares will be deemed unconditionally tendered unless the “Conditional Tender” box is completed. The conditional tender alternative is made available so that a shareholder may assure that the purchase of shares from the shareholder pursuant to the tender offer will be treated as a sale of the shares by the shareholder, rather than the payment of a dividend to the shareholder, for federal income tax purposes. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased from the shareholder in order for the shareholder to qualify for sale (rather than dividend) treatment, and each shareholder is urged to consult with his or her own tax advisor. See Section 14 of the Offer to Purchase.

Any tendering shareholder wishing to make a conditional tender must calculate and appropriately indicate such minimum number of shares. Odd lot shares, which will not be subject to proration, cannot be conditionally tendered.

7. Signatures on Letter of Transmittal; Stock Powers and Endorsements.

(a) If this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b) If the shares tendered hereby are registered in the names of two or more joint holders, each such holder must sign this Letter of Transmittal.

(c) If any tendered shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

(d) When this Letter of Transmittal is signed by the registered holder(s) of the shares tendered hereby, no endorsement (s) of certificate(s) representing such shares or separate stock power(s) are required unless payment is to be made or the certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s) thereof. SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, or if payment is to be made or certificate(s) for shares not tendered or not purchased are to be issued to a person other than the registered holder(s) thereof, such certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

(e) If this Letter of Transmittal or any certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or any other person acting in a fiduciary or representative capacity, such person should so indicate when signing this Letter of Transmittal and must submit proper evidence satisfactory to Multimedia of his authority so to act.

8. Stock Transfer Taxes.    Except as provided in this Instruction 8, no stock transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal. Multimedia will pay or cause to be paid any stock transfer taxes payable on the transfer to it of shares purchased pursuant to the tender offer. If, however, either:

(a) payment of the purchase price for shares tendered hereby and accepted for purchase is to be made to any person other than the registered holder(s); or

(b) shares not tendered or not accepted for purchase are to be registered in the name(s) of any person(s) other than the registered holder(s); or

(c) certificate(s) representing tendered shares are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal; then the Depositary will deduct from such purchase price the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person(s) or otherwise) payable on account of the transfer to such person, unless satisfactory evidence of the payment of such taxes or any exemption from them is submitted.

9. Odd Lots.    As described in Section 1 of the Offer to Purchase, if Multimedia is to purchase fewer than all shares tendered before the Expiration Time and not properly withdrawn, the shares purchased first will consist of all shares properly tendered by any shareholder who owns, beneficially or of record, an aggregate of fewer than 100 shares, and who tenders all of such holder’s shares at or below the purchase price (an “Odd Lot Holder”). This preference will not be available unless the box captioned “Odd Lots” is completed.

10. Order of Purchase in Event of Proration.    As described in Section 1 of the Offer to Purchase, shareholders may designate the order in which their shares are to be purchased in the event of proration. The order of purchase may have an effect on the federal income tax classification of any gain or loss on the shares purchased. See Section 1 and Section 15 of the Offer to Purchase.

11. Special Payment and Deliver Instructions.    If certificate(s) for shares not tendered or not purchased and/or check(s) are to be issued in the name of a person other than the signer of this Letter of Transmittal or if such certificates and/or checks are to be sent to someone other than the person signing this Letter of Transmittal or to the signer at a different address, the box entitled “Special Payment Instructions” and/or the box entitled “Special Delivery Instructions” on this Letter of Transmittal should be completed as applicable and signatures must be guaranteed as described in Instructions 1 and 7.

12. Irregularities.    All questions as to the number of shares to be accepted, the price to be paid therefor and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of shares will be determined by Multimedia in its sole discretion, which determination shall be final and binding on all parties. Multimedia reserves the absolute right to reject any or all tenders of shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of Multimedia’s counsel, be unlawful. Multimedia also reserves the absolute right to waive any of the conditions of the tender offer or any defect or irregularity in any tender with respect to any particular shares or any particular shareholder, and Multimedia’s interpretation of the terms of the tender offer, including these Instructions, will be final and binding on all parties. No tender of shares will be deemed to be properly made until all defects and irregularities have been cured by the tendering shareholder or waived by Multimedia. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Multimedia shall determine. None of Multimedia, the Dealer Manager, the Depositary, the Information Agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

13. Questions and Requests for Assistance and Additional Copies.    Questions and requests for assistance may be directed to, or additional copies of the Offer to Purchase, this Letter of Transmittal, and other related materials may be obtained from, the Information Agent at the telephone number and address set forth on the back cover of this Letter of Transmittal. You may also contact the Dealer Manager at its address and telephone number set forth on the back cover of this Letter of Transmittal or your broker, dealer, commercial bank or trust company for assistance concerning the tender offer.

14. Important Tax information and Substitute Form W-9.    Under the United States federal income tax laws, the Depositary will be required to withhold 28% of the amount of the purchase price paid to certain shareholders (who are not “exempt” recipients) pursuant to the tender offer. To avoid such backup withholding, each such United States Holder must provide the Depositary with such shareholders’ taxpayer identification number (“TIN”) and certify that such shareholder is not subject to backup withholding by completing the Substitute W-9 included as a part of this Letter of Transmittal, or otherwise establish to the satisfaction of the Depositary that such shareholder is not subject to backup withholding. See Instruction 15. Certain “exempt recipients” (including, among others, all corporations and certain Non-United States Holders (as defined below)) are not subject to these backup withholding requirements. For a Non-United States Holder to qualify as an exempt recipient, that shareholder must submit an IRS Form W-8BEN (or other applicable IRS Form), signed under penalties of perjury, attesting to that shareholder’s exempt status. Such statement can be obtained from the Depositary.

15. Withholding on Non United States Holder.    The Depositary generally will treat the cash received by a Non-United States Holder participating in the tender offer as a dividend distribution from Multimedia. Accordingly, the Depositary generally will withhold United States federal income taxes equal to 30% of the gross proceeds payable to the Non-United States Holder or his or her agent unless the Depositary determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because the gross proceeds are effectively connected with the Non-United States Holder’s conduct of a trade or business within the United States. In order to claim the benefit of a tax treaty or to claim exemption from withholding because the income is effectively connected with the Non-United States Holder’s conduct of a trade or business in the United States, a Non-United States Holder must provide a properly executed IRS Form W-8BEN for treaty benefits or IRS Form W-8ECI for effectively connected income (or such successor forms as the IRS designates). The Depositary will determine a shareholder’s withholding status based on such forms or other statements, unless facts and circumstances indicate that such reliance is not warranted. A Non-United States Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI generally will be required to file a United States federal income tax return and will be subject to United States federal income tax on income derived from the sale of shares pursuant to the tender offer in the manner and to the extent described herein as if it were a United States Holder (and for certain corporate holders and under certain circumstances, the branch profits tax). A Non-United States Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-United States Holder meets the tests described in Section 14 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) or is otherwise able to establish that no tax or a reduced amount of tax is due.

NON-UNITED STATES HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE.

16. Lost, Stolen, Destroyed or Mutilated Certificates.    If any certificate(s) representing shares has been lost, stolen, destroyed or mutilated, the shareholder should promptly notify the Depositary and indicate the number of shares so lost, stolen, destroyed or mutilated. Such shareholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. A bond may be required to be posted by the shareholder to secure against the risk that the certificate may be subsequently recirculated. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed. Shareholders may contact the Depositary to expedite such process.

IMPORTANT:    THIS LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND DULY EXECUTED, TOGETHER WITH CERTIFICATES REPRESENTING SHARES BEING TENDERED OR CONFIRMATION OF BOOK-ENTRY TRANSFER AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, JULY 10, 2007. SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED SUBSTITUTE FORM W-9 WITH THIS LETTER OF TRANSMITTAL.

PAYER’S NAME: AMERICAN TRANSFER & TRUST COMPANY

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	______________ Social Security Number OR __________________ Employer Identification Number
	Part 2—FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)	_________________

Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part 3—Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding and

(3)    I am a U.S. person (including a U.S. resident alien).

Part 4— Awaiting TIN ☐

Certification instructions—You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                          DATE

NAME

ADDRESS

CITY                                    STATE                                    ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: AMERICAN TRANSFER & TRUST COMPANY

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

______________________________________                             _________________________________

                        Signature                                                                                               Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—	For this type of account:	Give the EMPLOYER IDENTIFICATION number of—

1. An individual’s account	The individual	8. Sole proprietorship account	The owner(4)

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)	9. A valid trust, estate or pension trust	The legal entity(5)

3. Husband and wife (joint account)	The actual owner of the account or, if joint funds, the first individual on the account (1)	10. Corporateaccount	The corporation

4. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11. Religious, charitable, or educational organization account	The organization

5. Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12. Partnership account held in the name of the business	The partnership

6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13. Association, club, or other tax-exempt organization	The organization

7. a.The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14. A broker or registered nominee	The broker or nominee

b.So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).

(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•

An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•

The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•

Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice.—Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers.—If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

The Information Agent for the tender offer is:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (call collect)

or

Call Toll-Free (800) 322-2885

Email: multimediagames@mackenziepartners.com

The Dealer Manager for the tender offer is:

Bear, Stearns & Co. Inc.

383 Madison Avenue

New York, New York 10179

Toll Free: (866) 897-6798